Back to Form 8-K
Exhibit 99.1

CONTACTS:
Investor relations:	Media relations:
Gregg Haddad	Crystal Warwell Walker
813-206-3916	813-206-2697
gregg.haddad@wellcare.com	crystal.walker@wellcare.com

WELLCARE TO ACQUIRE UNITEDHEALTHCARE'S
MEDICAID BUSINESS IN SOUTH CAROLINA

TAMPA, Fla. (October 31, 2012) -- WellCare Health Plans, Inc. (NYSE: WCG) today announced that it has entered into an agreement to acquire UnitedHealthcare's Medicaid business in South Carolina from UnitedHealth Group (NYSE:  UNH). The transaction is subject to regulatory approvals, and WellCare anticipates that the transaction will close during the fourth quarter of 2012.

As of October 2012, UnitedHealthcare’s Medicaid business in South Carolina serves approximately 65,000 Medicaid members in 39 of the state’s 46 counties, including the Columbia and Greenville metropolitan areas, through the South Carolina Healthy Connections Choices program. It has a network that includes more than 30 hospitals, 1,800 primary care physicians, and 2,000 specialists.

“This acquisition offers us a promising growth opportunity in the attractive South Carolina government programs market, and is well-aligned with our multi-product strategy,” said Alec Cunningham, WellCare’s CEO. “We believe the state is making policy changes that should improve the Medicaid program for managed care plans, and offer the potential for increased membership."

About WellCare Health Plans, Inc.
WellCare Health Plans, Inc. provides managed care services targeted to government-sponsored health care programs, focusing on Medicaid and Medicare. Headquartered in Tampa, Florida, WellCare offers a variety of health plans for families, children, and the aged, blind, and disabled, as well as prescription drug plans. The company serves approximately 2.6 million members nationwide as of June 30, 2012. For more information about WellCare, please visit the company's website at www.wellcare.com.

Cautionary Statement Regarding Forward-Looking Statements
This news release contains “forward-looking” statements that are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Statements that are predictive in nature, that depend upon or refer to future events or conditions, or that include words such as "expects," "anticipates," "intends," "plans," "believes," "estimates," and similar expressions are forward-looking statements. For example, statements regarding the timing of the closing of the acquisition of UnitedHealthcare of South Carolina, Inc., and the upcoming state policy changes to improve the Medicaid program for managed care plans and offer the potential for increased membership are forward-looking statements. Forward-looking statements involve known and unknown risks and uncertainties that may cause WellCare’s actual future results to differ materially from those projected or contemplated in the forward-looking statements. These risks and uncertainties include, but are not limited to, the satisfaction of the closing conditions for the acquisition, the receipt of regulatory approval for our business expansion, WellCare’s ability to address operational challenges relating to new business, WellCare’s ability to effectively execute and integrate acquisitions, WellCare’s progress on top priorities such as improving health care quality and access, ensuring a competitive cost position, and delivering prudent, profitable growth, and WellCare’s ability to effectively manage growth.

Additional information concerning these and other important risks and uncertainties can be found under the captions "Forward-Looking Statements" and "Risk Factors" in WellCare’s Annual Report on Form 10-K for the year ended December 31, 2011, and in WellCare’s Quarterly Report on Form 10-Q for the period ended June 30, 2012  and other subsequent filings by WellCare with the U.S. Securities and Exchange Commission, which contain discussions of WellCare’s business and the various factors that may affect it. WellCare undertakes no duty to update these forward-looking statements to reflect any future events, developments, or otherwise.

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